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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: March 22, 1999
                        (Date of earliest event reported)

                             AVANIR PHARMACEUTICALS
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)

         0-18734                                         33-0314804
(Commission File Number)                      (IRS Employer Identification No.)

         9393 Towne Centre Drive, Suite 200, San Diego, California 92121
        (Address of principal executive offices)                (Zip code)

                                 (619) 558-0364
               (Registrants telephone number, including area code)



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Item 5.  OTHER EVENTS

        On March 22, 1999, the Company entered into an agreement with several accredited investors to obtain up to $5 million in financing through the sale of up to 500 shares of Series D Convertible Preferred Stock ("Series D Shares") and related Class J Stock Purchase Warrants ("Class J Warrants"). The Company received $2 million at the initial closing on March 31, 1999 in exchange for its sale to the investors of 200 Series D Shares and related Class J Warrants to purchase an aggregate of 100,000 shares of Class A Common Stock. The Company will receive an additional $1 million through the sale of 100 Series D Shares and related Class J Warrants, subject to satisfying certain conditions over the next two months, including obtaining shareholder approval for the potential issuance of over 20% of the currently outstanding shares of Class A Common Stock, registering the underlying Shares of Class A Common Stock for resale and maintaining the listing of the Company's Class A Common Stock on the Nasdaq National Market. The investors also have the option to purchase an additional $2 million in Series D Shares and related Class J Warrants under similar terms.

        The Series D Shares carry a 5% dividend, payable quarterly in cash or, at the Company's option, in stock at the applicable conversion rate. The investors have the option to convert the Series D Shares into shares of Class A Common Stock at a price per share which is the lesser of a fixed conversion price or a variable conversion price based on the market prices of the Class A Common Stock or about the date of conversion. The initial fixed conversion price is set at $1.05 per share, with a provision for reset higher or lower based on the market prices for the five (5) consecutive trading days immediately preceeding July 29, 1999. The ability to achieve a higher reset price is contingent upon the Company obtaining a commercial line of credit with a nationally recognized financial institution for at least $2 Million by July 19, 1999.

        The Class J Warrants are exercisable into 500 shares of Class A Common Stock for each corresponding Series D Share sold to the investors, at an exercise price per share as established in the Class J Warrant. The Class J Warrants expires five years from their respective dates of issuance.

        The above summary is qualified in its entirety by the terms and provisions of the exhibits attached herein to this Current Report on Form 8-K.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

             4.1    Certificate of Determination dated March 26, 1999

             4.2    Form of Series D Convertible Preferred Stock Certificate

             4.3    Form of Class J Stock Purchase Warrant

             10.1   Securities Purchase Agreement dated as of March 22, 1999

             10.2   Registration Rights Agreement dated as of March 22, 1999

             99     Press Release dated April 1, 1999

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AVANIR PHARMACEUTICALS

Date:  April 1, 1999                         By: /s/ Gregory P. Hanson
                                             -------------------------
                                             Gregory P. Hanson
                                             Vice President, Finance and
                                             Chief Financial Officer